                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports as of the dates and the related financial statements of the companies listed below which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                                 PRICE WATERHOUSE LLP OFFICE
           COMPANY                           DATE                        CITY, STATE
           -------                           ----                ---------------------------
Dispatch Management Services
  Corp.                         May 1, 1998                     Bloomfield Hills, Michigan
Atlantic Freight Systems, Inc.  April 21, 1998                  Philadelphia, Pennsylvania
Aero Special Delivery Service,
  Inc.                          April 22, 1998                  Sacramento, California
Gregory W. Austin (dba Battery
  Point Messenger and Alpha
  Express)                      April 27, 1998                  Sacramento, California
Washington Express Services,
  Inc.                          November 7, 1997                Bloomfield Hills, Michigan
                                except for Note 15
                                as to which the
                                date is February 11, 1998
MLQ Express, Inc.               March 28, 1998                  Atlanta, Georgia
American Eagle Endeavors, Inc.  April 8, 1998                   Bloomfield Hills, Michigan
A & W Couriers, Inc.            April 16, 1998                  Austin, Texas
Fleetfoot Max, Inc.             April 10, 1998                  Seattle, Washington
Expressit Couriers, Inc.        March 27, 1998                  Bloomfield Hills, Michigan
Express Enterprise, Inc. --
  Ground Operations             April 15, 1998                  Bloomfield Hills, Michigan
Bullit Courier Services, Inc.   May 1, 1998                     Stamford, Connecticut
Profall, Inc.                   April 9, 1998                   Los Angeles, California
Kangaroo Express                March 31, 1998                  Denver, Colorado
National Messenger, Inc.        April 7, 1998                   Los Angeles, California
S-Car-Go Courier, Inc.          April 27, 1998                  Sacramento, California
Transpeed Courier Services,
  Inc.                          April 3, 1998                   Denver, Colorado
A Courier, Inc. and Affiliates  March 27, 1998                  Atlanta, Georgia
Zoom Messenger Service Inc.     April 7, 1998                   Philadelphia, Pennsylvania
Christopher D. Neal (dba Zap
  Courier and Crosstown
  Messenger)                    April 27, 1998                  Sacramento, California
Michael S. Studebaker (dba
  Studebaker Messenger
  Service)                      April 27, 1998                  Sacramento, California

/s/  PRICE WATERHOUSE LLP

Price Waterhouse, LLP
May 22, 1998

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports as of the dates and the related financial statements of the companies listed below which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

COMPANY                                                             DATE
-------                                                             ----
Brookside Systems and Programming Limited...................  April 27, 1998
Bridge Wharf Investments Limited............................  December 12, 1997
Security Despatch Limited (excluding the mail room services
  operations)...............................................  April 27, 1998

/s/  PRICE WATERHOUSE

Price Waterhouse
London, England
May 22, 1998